                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549



                                   Form 8-K

                                CURRENT REPORT



    PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



                        Date of Report:  April 1, 1997



                             PACIFIC TELESIS GROUP



A Nevada                     Commission File                I.R.S. Employer
Corporation                     No. 1-8609                   No. 94-2919931



              130 Kearny Street, San Francisco, California 94108





                        Telephone Number (415) 394-3000

Form 8-K                                                 Pacific Telesis Group
April 1, 1997


Item 1.  Change in Control of Registrant

     At 12:01 a.m. on April 1, 1997, Pacific Telesis Group, a Nevada corporation ("PAC"), and SBC Communications Inc., a Delaware corporation ("SBC"), consummated a merger (the "Merger") whereby SBC Communications (NV) Inc., a Nevada corporation and a wholly-owned subsidiary of SBC ("Merger Sub"), was merged with and into PAC, pursuant to the Agreement and Plan of Merger, dated as of April 1, 1996 (the "Merger Agreement"), among PAC, SBC and Merger Sub. As a result of the Merger, PAC has become a wholly-owned subsidiary of SBC.

     Pursuant to the terms of the Merger Agreement, at the effective time of the Merger each issued and outstanding share of common stock, par value $0.10 per share, of PAC was converted into and became exchangeable for 0.73145 of a share of common stock, par value $1.00 per share, of SBC.

     In accordance with  the Merger Agreement,  at the  effective time of  the
Merger the directors of Merger Sub became the directors of PAC. SBC subsequently announced that the new PAC Board members are: Philip J. Quigley, Royce S. Caldwell, David W. Dorman, William E. Downing, William E. Dreyer, James D. Ellis, Charles E. Foster, Donald E. Kiernan, Jim R. Moberg and Richard W. Odgers. In addition, the Board of Directors of SBC (the "SBC Board") has been expanded from 14 to 19 members. Philip J. Quigley, William
P. Clark, Herman E. Gallegos, Mary S. Metz, Richard M. Rosenberg and S. Donley Ritchey, all of whom were members of the Board of Directors of PAC prior to the Merger, have been elected to the SBC Board. Further, Philip J. Quigley has been elected Vice Chairman of the SBC Board.


Items 2-6.  Not applicable.


Item 7.  Financial Statements and Exhibits
-------------------------------------------

     (a) - (b).  Not applicable.

     (c) Exhibits

         2.1 Agreement and Plan of Merger, dated as of April 1, 1996, among Pacific Telesis Group, SBC Communications Inc. and SBC Communications (NV) Inc. (incorporated by reference to Exhibit 2 of PAC's Current Report on Form 8-K, dated April 1, 1996).

Form 8-K                                                 Pacific Telesis Group
April 1, 1997





                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                   Pacific Telesis Group




April 9, 1997                      By: /s/ R. W. Odgers
                                   -------------------------
                                   R. W. Odgers
                                   Executive Vice President, General Counsel
                                   & Secretary



























                                       3